UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 9, 2007
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as exhibits.

On July 9, 2007 (the “Closing Date”), i2 Telecom International, Inc. (the “Company”) closed a financing transaction with Vestal Venture Capital (“Vestal”), an accredited investor, in which it sold a $650,000 promissory note (the “Note”) pursuant to a term loan agreement entered into between the parties (the “Term Loan Agreement”). In consideration of the Note, the Company agreed to pay the Vestal, principal, loan fees of $65,000 and interest when due and pay Vestal (i) 2,600,000 warrants (the “Warrant”) to purchase shares of the Company’s restricted common stock at a price of $.10 each for a period of 3 years. The Warrant has piggyback registration rights which requires the Company to register the shares underlying the Warrant shares in a registration statement anticipated to be filed within approximately one-hundred eighty (180) days of the Closing Date in accordance with a registration rights agreement entered into between the parties (the “Registration Rights Agreement”).

The Company agreed to pledge 100% of the shares held in its subsidiary i2 Telecom International, Inc., a Delaware corporation to Vestal if the Note is not paid or the within three months from the Closing Date pursuant to a pledge agreement entered into between the parties (the “Pledge Agreement”). Further, Paul Arena, the Company’s CEO, executed a guaranty (the “Guaranty”), until the Note and interest is paid in full. The Company agreed to securing the principal amount of $650,000, in favor of Vestal in a first secured executed by the Company in favor of the Vestal in consideration for the Note (the “1st SA”) which shall rank pari-passu with that certain Loan Agreement between the Company and Vestal dated May 2, 2007; and for as long the Promissory Notes dated May 2, 2007 and July 9, 2007, (the “Promissory Notes”) between the Company and Vestal are outstanding, the Vestal shall have the right to reject future financings by the Company if: i) such financings restrict the repayment terms of the Promissory Notes as outlined within; and/or ii) the exercise price of any warrant issuance related to such future financings would be on more favorable terms. Also, University Bank agreed to take a subordinated debt position behind Vestal pursuant to a second loan subordination agreement (the “Subordination Agreement”) entered into between the parties.

The Note shall bear interest on the principal at a rate equal to 12.0% per annum, which interest shall be computed on the daily outstanding principal hereunder on a 360-day year. The Note shall paid by the Company the sooner of sixty (60) days from the Closing Date or within three (3) business days after the closing of a minimum of Four Million ($4,000,000) financing, (the “Financing”). Pre-payment of this Note shall occur in the following manner in the event less than $4,000,000 of Financing is completed: i) the Company shall pay Vestal fifty (50%) percent of the total principal and interest due upon the Company completing $2,000,000 in total debt and/or equity funding; ii) the Company shall pay Vestal seventy-five (75%) percent of the total principal and interest due upon the Company completing $3,000,000 in total debt and/or equity funding; and iii) the Company shall pay Vestal One-Hundred (100%) percent of the total principal and interest due upon the Company completing $4,000,000 in total debt and/or equity funding.

The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

This announcement is not an offer to sell securities of i2 Telecom International, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, the Note, the Warrant, the Registration Rights Agreement, the Subordination Agreement, the Pledge Agreement and the Guaranty.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exh. No.	Description
10.1.	Term Loan Agreement dated July 9, 2007, by and between i2 Telecom International, Inc. and Vestal Venture Capital.
10.2.	Warrant dated July 9, 2007 for the benefit of Vestal Venture Capital.
10.3	Registration Rights Agreement dated July 9, 2007, by and between i2 Telecom International, Inc. and Vestal Venture Capital.
10.4	Loan Subordination Agreement dated July 9, 2007, by and between i2 Telecom International, Inc. and University Bank.
10.5	Pledge Agreement dated July 9, 2007, by and between i2 Telecom International, Inc. and Vestal Venture Capital.
10.6	Guaranty dated July 9, 2007, by and between Paul Arena and Vestal Venture Capital.
10.7	Promissory Note dated July 9, 2007 by and between i2 Telecom International, Inc. and Vestal Venture Capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	July 13, 2007
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Executive Officer and Principal Financial Officer